UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 4, 2021

CSW INDUSTRIALS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-37454	47-2266942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5420 Lyndon B. Johnson Freeway, Suite 500
Dallas, Texas 75240
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 884-3777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CSWI	Nasdaq Stock Market LLC

 Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01 Other Events.

As previously disclosed in CSW Industrials, Inc.’s (the “Company”) Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 as filed with the Securities and Exchange Commission on August 4, 2021, the Company revised its segment reporting structure during the fiscal first quarter of 2022 to align with how the Company’s chief operating decision maker (who was determined to be the Chief Executive Officer) views the business, assesses performance, and allocates resources to its business components. Effective April 1, 2021, and following the completion of various strategic transactions including the acquisition of T.A. Industries, Inc. and the formation of a joint venture with Shell/Pennzoil Quaker State, the Company’s business is now organized into three reportable segments:
1.Contractor Solutions segment, which is comprised primarily of RectorSeal and TRUaire operating companies
2.Engineered Building Solutions segment, which is comprised primarily of Balco, Greco and Smoke Guard operating companies
3.Specialized Reliability Solutions, which is comprised primarily of Whitmore and the Whitmore JV operating companies

Attached to this Current Report on Form 8-K as Exhibit 99.1 is supplemental unaudited historical reportable segment information, reflecting the Company’s revised segment reporting structure, for each of the quarterly periods in the fiscal years ended March 31, 2021 and 2020.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Supplemental Unaudited Historical Reportable Segment Information
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 4, 2021

By:	/s/ James E. Perry

Name:	James E. Perry
Title:	Executive Vice President, Chief Financial Officer